UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2012

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Executive Officer Salaries and Bonus Opportunities

On February 1, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of United Therapeutics Corporation (the “Company”) approved the 2012 salaries and cash and long-term incentive bonus target opportunities for the Company’s executive officers as follows.

•                  Dr. Martine Rothblatt’s annual base salary is increased from $936,000 to $964,080.  Dr. Rothblatt’s annual cash incentive bonus target opportunity is 100% of her base salary.  Dr. Rothblatt may be entitled to receive a stock option grant on December 31, 2012, in accordance with the formula set forth in her employment agreement, which takes into account the rise, if any, in the Company’s market capitalization from December 2011 to December 2012.

•                  Dr. Roger Jeffs’ annual base salary is increased from $759,200 to $782,000.  Dr. Jeffs’ annual cash incentive bonus target opportunity for 2012 is 75% of his base salary, and his annual long-term incentive bonus target opportunity remains unchanged at 175,000 Share Tracking Awards (“STAP Awards”) under the Company’s 2011 Share Tracking Awards Plan (the “2011 Plan”).

•                  Mr. Paul Mahon’s annual base salary is increased from $660,400 to $680,200.  Mr. Mahon’s annual cash incentive bonus target opportunity is 60% of his base salary, and his annual long-term incentive bonus target opportunity remains unchanged at 125,000 STAP Awards under the 2011 Plan.

•                  Mr. John Ferrari’s annual base salary is increased from $457,600 to $526,240.  Mr. Ferrari’s annual cash incentive bonus target opportunity is 60% of his base salary, and his annual long-term incentive bonus target opportunity remains unchanged at 125,000 STAP Awards under the 2011 Plan.

The foregoing 2012 contingent cash incentive bonus target opportunities will be assessed pursuant to the Company-Wide Milestone Incentive Bonus Program criteria applicable for 2012.  In addition, the Committee may exercise its discretion to increase the award percentage earned.

When assessing the foregoing 2012 long-term incentive bonus target opportunities for Dr. Jeffs and Messrs. Mahon and Ferrari, the Committee will consider the following factors: (i) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results and strategic accomplishments; (ii) the Company’s overall performance, financial condition and prospects; and (iii) accomplishments under the Company-Wide Milestone Incentive Bonus Program.

A detailed discussion of the Company’s executive compensation program will be provided in its definitive proxy statement in connection with its 2012 annual meeting of shareholders, which the Company expects to file with the Securities and Exchange Commission on or about April 30, 2012.

Amendments to Share Tracking Awards Plans

Also on February 1, 2012, the Board, acting upon the recommendation of the Committee, approved amendments to both the 2011 Plan and the United Therapeutics Corporation Share Tracking Awards Plan adopted in 2008 (the “2008 Plan”).  The amendment to the 2008 Plan provides that no future STAP Awards will be issued under the 2008 Plan and that any outstanding STAP Awards previously granted under the 2008 Plan that are forfeited, canceled or expired will effectively be canceled and unavailable for future grant under the 2008 Plan. The amendment to the 2011 Plan increases the maximum number of STAP Awards authorized for grant thereunder by 2,000,000 awards.   This increase is intended to accommodate anticipated grants of STAP Awards under our long-term incentive bonus and compensation programs during 2012.

As of February 1, 2012, before the adoption of the amendments described above, there were approximately 418,000 STAP Awards available for issuance under the 2008 Plan, and 400,000 STAP Awards available for issuance under the 2011 Plan.  As a result of the amendments, the 418,000 available STAP Awards under the 2008 Plan were effectively cancelled.  Following adoption of the amendments, there are approximately 2,400,000 STAP Awards available for issuance as of February 1, 2012.

The 2008 Plan was originally filed on July 31, 2008, as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q.  The 2011 Plan was originally filed on March 18, 2011, as Exhibit 10.1 to the Company’s Current Report on Form 8-K.  The text of the amendments to each of the 2008 Plan and the 2011 Plan are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 8.01                                             Other Events

On February 6, 2012, United Therapeutics issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01                                             Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit

10.1	Second Amendment to United Therapeutics Corporation Share Tracking Awards Plan, effective as of February 1, 2012

10.2	First Amendment to United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2012

99.1	Press release dated February 6, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: February 6, 2012	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Second Amendment to United Therapeutics Corporation Share Tracking Awards Plan, effective as of February 1, 2012

10.2	First Amendment to United Therapeutics Corporation 2011 Share Tracking Awards Plan, effective as of February 1, 2012

99.1	Press release dated February 6, 2012